EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Announces Record Results for Q2, 2023:
•	Net Income increased $7.0 million, or 330.6%, to $9.1 million for the quarter ended June 30, 2023 from $2.1 million for the quarter ended June 30, 2022
•	Total Assets grew $206.6 million, or 9.0%, to $2.5 billion at June 30, 2023 from $2.3 billion at year-end 2022
•	Total Loans grew $143.7 million, or 9.2%, to $1.7 billion at June 30, 2023 from $1.6 billion at December 31, 2022
•	Total Deposits rose $163.9 million, or 8.3%, to $2.1 billion at June 30, 2023 from $1.9 billion at year-end 2022
•	Book value per share increased $1.77, or 7.2%, to $26.25 at June 30, 2023 from $24.48 at December 31, 2022
•	Non-performing loans fell to 0.32% of loans at June 30, 2023 from 0.54% at December 31, 2022
•	Trust and investment advisory income rose 10%, to approximately $2.6 million for Q2 2023 from $2.3 million for Q2, 2022

MIDDLETOWN, N.Y., July 26, 2023 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Co. (the “Bank”) and Hudson Valley Investment Advisors, Inc. (“HVIA”), today announced net income of $9.1 million, or $1.61 per basic and diluted share, for the three months ended June 30, 2023.  This compares with net income of $2.1 million, or $0.38 per basic and diluted share, for the three months ended June 30, 2022.  The increase in earnings per share, basic and diluted, was due primarily to strong growth in net interest income during the current period, reflecting increased interest income associated with loans, investments, and cash balances as well as a reduction in expense related to provision for credit losses.
Book value per share rose $1.77, or 7.2%, from $24.48 at December 31, 2022 to $26.25 at June 30, 2023. Tangible book value per share also increased $1.80, or 7.7%, from $23.28 at December 31, 2022 to $25.08 at June 30, 2023 (see “Non-GAAP Financial Measure Reconciliation” below for additional detail). These increases were due primarily to increased earnings during the six months ended June 30, 2023.
“Though we remain cautious in light of recent industry volatility, the Fed’s ongoing inflation fighting efforts, and their potential impact on regional economic activity, I am pleased to report the outstanding business we have built the past several years has yielded another quarter of record results,” announced Company President and CEO Michael Gilfeather.  “For the second quarter of 2023, we generated net income of $9.1 million, which represented a $7.0 million increase over the same period last year, and the highest quarterly earnings in the Bank’s history.  Our performance was driven by several factors including, a substantial increase in interest income resulting from growth in our loan portfolio during the year to date as well as an increase in the average yield of the loan portfolio.  For the six-months ended June 30, 2023 as compared to the same time period in 2022, the average balance of our loan portfolio grew $314.9 million, or 23.5%, from $1.3 billion to $1.7 billion, and the average yield on our loan portfolio rose 110 basis points to 5.57%.  Total CRE concentration at June 30, 2023 represented approximately 77.6% of the loan portfolio, with office space and multifamily representing 9.3% and 15.3%, respectively.  It is important to note that local economic activity and loan demand from quality borrowers throughout the region remains strong despite aggressive rate policy from the Federal Reserve.  As always, we continue to work closely with our clients and remain well positioned to adjust loan growth in response to market and business conditions.

Year to date deposit growth has been steady and represents an ongoing focus throughout the Bank despite current interest rate pressure.  This Bank-wide commitment is reflected in our consistently low cost of deposits.  Higher interest rates and market concerns stemming from industry volatility last quarter have made deposit retention and growth more challenging, but we began the year with a focus on growing deposits that has proven successful.  Core deposits, defined as total deposits less time deposits, represented 92.5% of total deposits at June 30, 2023.  Notwithstanding the increase in deposit costs as function of rising interest rates, we were able to expand net interest margin from 3.14% for the quarter ended June 30, 2022 to 3.81% for the quarter ended June 30, 2023.  I am proud of our team’s ability to effectively manage core and non-interest-bearing deposits and overall costs which, like management of our loan portfolio, reflect the depth of dialogue we maintain with our clients and the broad range of services we offer.

Our Wealth Management division also continued to be a steady performer during the quarter. Trust and investment advisory income rose 10% to $2.6 million for Q2 2023 versus the same period last year. And though year-over-year equity market performance has generally been strong, fixed income markets have remained challenging, a fact that highlights the impressive job HVIA has done growing its revenue.

Overall, I believe our strong quarterly results further validate the robustness and flexibility of our business model.  While industry concerns remain, including deposit uncertainty and potential regulatory responses to the recent bank failures, the quarter should make clear Orange Bank and Trust has a strong balance sheet, demonstrated deposit gathering ability, and the flexibility to adapt to challenging circumstances.  We also have an established foundation in business banking which should generate consistent income over time and an ability to transition the platform between stability and/or growth as market conditions permit.  None of this would be possible without the dedication, insight, and experience of our employees. I thank them again for their role in delivering uncompromising service to our clients and results like these to our shareholders.”
Second Quarter 2023 Financial Review
Net Income
Net income for the second quarter of 2023 was $9.1 million, an increase of $7.0 million, or 330.6%, over net income of $2.1 million for the second quarter of 2022. The increase represents a combination of increased net interest income as well as the impact of a decrease in provision for credit losses over the same quarter last year.  Net income for the six months ended June 30, 2023 was $12.3 million as compared to $7.4 million for the same period in 2022.
Net Interest Income
For the three months ended June 30, 2023, net interest income rose $5.1 million, or 29.1%, to $22.6 million, versus $17.5 million during the same period last year. The increase was driven primarily by an $8.7 million increase in interest and fees on loans during the current period.  For the six months ended June 30, 2023, net interest income increased $9.9 million, or 29.2%, over the first half of 2022.
Total interest income rose $11.3 million, or 60.9%, to $29.7 million for the three months ended June 30, 2023, compared to $18.5 million for the three months ended June 30, 2022.  The increase reflected growth in interest and fees associated with loans, a 48.9% increase in interest income from taxable investment securities, and a 305.2% increase in interest income related to fed funds interest and balances held at correspondent banks.

For the six months ended June 30, 2023, total interest income rose $20.4 million, or 56.9%, to $56.1 million as compared to $35.8 million for the six months ended June 30, 2022.
Total interest expense increased $6.2 million during the second quarter of 2023, to $7.1 million, as compared to $975 thousand in the second quarter of 2022.  The increase represented the combined effect of rising interest rates and the impact of FHLB borrowings to maintain higher cash positions as a preventative measure during the industry’s liquidity crisis. Interest expense associated with savings and NOW accounts totaled $3.2 million during the second quarter of 2023 as compared to $651 thousand during the second quarter of 2022.  Interest expense associated with FHLB advances drawn during the current quarter totaled $2.3 million. We had no such borrowings or related expense in the second quarter of 2022.  During the six months ended June 30, 2023, total interest expense rose $10.5 million, to $12.4 million, as compared to $1.9 million for the same period last year.
Provision for Credit Losses
As of January 1, 2023, the Company adopted the current expected credit losses methodology (“CECL”) accounting standard, which includes loans individually evaluated, as well as loans evaluated on a pooled basis to assess the adequacy of the allowance for credit losses. The Bank seeks to estimate lifetime losses in its loan and investment portfolio by using expected discounted cash flows and supplemental qualitative considerations, including relevant economic considerations, portfolio concentrations, and other external factors, as well as evaluating investment securities held by the Bank.
The Company recognized a provision for credit losses of $214 thousand for the three months ended June 30, 2023, as compared to $5.5 million for the three months ended June 30, 2022.  This decrease reflected the impact of the methodology associated with estimated lifetime losses and the types of loans closed during the quarter.  Additionally, the 2022 provision includes the recognition of loan impairments associated with certain syndicated loans.  The allowance for credit losses to total loans was 1.45% as of June 30, 2023 versus 1.39% as of December 31, 2022.  For the six months ended June 30, 2023, the provision for credit losses totaled $6.6 million as compared to $6.4 million for the six months ended June 30, 2022.
Non-Interest Income
Non-interest income rose $309 thousand, or 10.4%, to $3.3 million for the three months ended June 30, 2023 as compared to $3.0 million for the three months ended June 30, 2022.  This growth was related to increased fee income within each of the Company’s fee income categories, including investment advisory income, trust income, and service charges on deposit accounts.  For the six months ended June 30, 2023, non-interest income increased approximately $474 thousand, to $6.5 million, as compared to $6.0 million for the six months ended June 30, 2022.
Non-Interest Expense
Non-interest expense was $14.5 million for the second quarter of 2023, reflecting an increase of $2.0 million, or 15.9%, as compared to $12.5 million for the same period in 2022.  The increase in non-interest expense for the three-month period was the result of continued investment in Company growth. This investment consists primarily of increases in compensation, occupancy, information technology, and deposit insurance costs. Our efficiency ratio improved to 55.8% for the three months ended June 30, 2023, from 60.9% for the same period in 2022.   For the six months ended June 30, 2023, our efficiency ratio improved to 56.7% from 61.0% for the same period in 2022.  Non-interest expense for the six months ended June 30, 2023 reached $28.5 million, reflecting a $4.2 million increase over non-interest expense of $24.3 million for the six months ended June 30, 2022.

Income Tax Expense
Provision for income taxes for the three months ended June 30, 2023 was $2.1 million, compared to $400 thousand for the same period in 2022.  The increase was directly related to higher income before income taxes.  For the six months ended June 30, 2023, the provision for income taxes was $2.8 million as compared to $1.7 million for the six months ended June 30, 2022.  Our effective tax rate for the three-month period ended June 30, 2023 was 19.1% as compared to 15.9% for the same period in 2022.  Our effective tax rate for the six-month period ended June 30, 2023 was 18.7% as compared to 18.3% for the same period in 2022.
Financial Condition
Total consolidated assets increased $206.6 million, or 9.0%, from $2.3 billion at December 31, 2022 to $2.5 billion at June 30, 2023. The increase reflected continued growth in loans, deposits, and cash during the quarter.
Total cash and due from banks increased from $86.1 million at December 31, 2022, to $178.6 million at June 30, 2023, an increase of approximately $92.5 million, or 107.5%. This increase resulted primarily from increases in deposit balances and borrowings. The increase in borrowings reflected a strategic decision to bolster cash positions during the first half of 2023.
Total investment securities fell $28.3 million, or 5.2%, from $543.0 million at December 31, 2022 to $514.7 million at June 30, 2023. The decrease represented a combination of investment maturities and sales during the first half of 2023 as well as a write-off associated with Signature Bank subordinated debt resulting from that bank’s failure.
Total loans increased $143.7 million, or 9.2%, from $1.6 billion at December 31, 2022 to $1.7 billion at June 30, 2023.  The increase was due primarily to $115.1 million of commercial real estate loan growth and $7.3 million of commercial real estate construction loan growth. PPP loans decreased to $1.5 million at June 30, 2023 from $1.7 million at December 31, 2022, with the majority of this balance subject to forgiveness.
Total deposits increased $163.9 million, to $2.1 billion at June 30, 2023, from $2.0 billion at December 31, 2022. This increase was driven by $97.3 million of growth in core deposits as well as the effect of approximately $75.4 million of growth in time deposits associated with brokered deposits, which the Company increased as a precautionary measure to strengthen cash on hand. Deposit composition at June 30, 2023 included 50.2% in demand deposit accounts (including NOW accounts).  Uninsured deposits, net of fully collateralized municipal relationships, remain stable and represent approximately 38% of total deposits at June 30, 2023 as compared to 43% of total deposits at December 31, 2022.
Stockholders’ equity experienced an increase of approximately $10.0 million during the first half of 2023, to $148.2 million at June 30, 2023 from $138.1 million at December 31, 2022. The increase was due mainly to $12.3 million of net income during the first half of 2023 as well as a decrease in unrealized losses of approximately $1.7 million on the market value of investment securities within the Company’s equity as accumulated other comprehensive income (loss) (“AOCI”), net of taxes.
At June 30, 2023, the Bank maintained capital ratios in excess of regulatory standards for well capitalized institutions. The Bank’s Tier 1 capital to average assets ratio was 8.86%, both common equity and Tier 1 capital to risk weighted assets were 12.22%, and total capital to risk weighted assets was 13.47%.

Loan Quality
At June 30, 2023, the Bank had total non-performing loans of $5.4 million, or 0.32% of total loans.  Total non-accrual loans represented approximately $5.4 million of loans at June 30, 2023 compared to $6.1 million at December 31, 2022.
Liquidity
Management believes the Bank has the necessary liquidity to meet normal business needs.  The Bank uses a variety of resources to manage its liquidity position.  These include short term investments, cash from lending and investing activities, core-deposit growth, and non-core funding sources, such as time deposits exceeding $100,000, brokered deposits, FHLBNY advances, and other borrowings.  As of June 30, 2023, the Bank’s cash and due from banks totaled $178.6 million.  The Bank maintains an investment portfolio of securities available for sale, comprised mainly of US Government agency and treasury securities, Small Business Administration loan pools, mortgage-backed securities, and municipal bonds.  Although the portfolio generates interest income for the Bank, it also serves as an available source of liquidity and funding.  As of June 30, 2023, the Bank’s investment in securities available for sale was $503.2 million, of which $66.8 million was not pledged as collateral.  Additionally, as of June 30, 2023, the Bank’s overnight advance line capacity at the Federal Home Loan Bank of New York was $605.1 million, of which $108.0 million was used to collateralize municipal deposits and $156.5 million was utilized for overnight advances.  As of June 30, 2023, the Bank’s unused borrowing capacity at the FHLBNY was $340.6 million. The Bank also maintains additional borrowing capacity of $25 million with other correspondent banks.  Additional funding is available to the Bank through the Bank Term Funding Program (“BTFP”) and discount window lending by the Federal Reserve.  The Bank maintains approximately $106.4 million of collateral under the BTFP but did not utilize this funding source during the first half of 2023.
The Bank also considers brokered deposits an element of its deposit strategy.  As of June 30, 2023, the Bank had brokered deposit arrangements with various terms totaling $117.9 million.

Non-GAAP Financial Measure Reconciliations
The following table reconciles, as of the dates set forth below, stockholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	June 30, 2023	December 31, 2022
	(Dollars in thousands except for share data)
Tangible Common Equity:
Total stockholders’ equity	$ 148,171	$ 138,138
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,249)	(1,392)
Tangible common equity	$ 141,563	$ 131,387
Common shares outstanding	5,645,304	5,642,621
Book value per common share	$ 26.25	$ 24.48
Tangible book value per common share	$ 25.08	$ 23.28

Tangible Assets
Total assets	$ 2,493,909	$ 2,287,334
Adjustments:
Goodwill	(5,359)	(5,359)
Other intangible assets	(1,249)	(1,392)
Tangible assets	$ 2,487,301	$ 2,280,583
Tangible common equity to tangible assets	5.69%	5.76%

About Orange County Bancorp, Inc
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to almost $2.5 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, increased levels of loan delinquencies, problem assets and foreclosures, credit risk management, asset-liability management, cybersecurity risks, the continuing effects of the COVID-19 pandemic, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Michael Lesler
SVP & Chief Financial Officer
mlesler@orangebanktrust.com
Phone: (845) 341-5111

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(UNAUDITED)
(Dollar Amounts in thousands except per share data)

	June 30, 2023	December 31, 2022

ASSETS

Cash and due from banks	$ 178,619	$ 86,081
Investment securities - available-for-sale	503,243	533,461
(Amortized cost $578,530 at June 30, 2023 and $609,954 at December 31, 2022)
Restricted investment in bank stocks	11,494	9,562
Loans	1,713,113	1,569,430
Allowance for credit losses *	(24,848)	(21,832)
Loans, net	1,688,265	1,547,598

Premises and equipment, net	16,360	14,739
Accrued interest receivable	5,808	6,320
Bank owned life insurance	40,945	40,463
Goodwill	5,359	5,359
Intangible assets	1,249	1,392
Other assets	42,567	42,359

TOTAL ASSETS	$ 2,493,909	$ 2,287,334

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest bearing	$ 715,630	723,228
Interest bearing	1,422,608	1,251,159
Total deposits	2,138,238	1,974,387

FHLB advances, short term	156,500	131,500
FHLB advances, long term	10,000
Subordinated notes, net of issuance costs	19,484	19,447
Accrued expenses and other liabilities	21,516	23,862

TOTAL LIABILITIES	2,345,738	2,149,196

STOCKHOLDERS' EQUITY

Common stock, $0.50 par value; 15,000,000 shares authorized;
5,683,304 issued; 5,645,304 and 5,642,621 outstanding,
at June 30, 2023 and December 31, 2022, respectively	2,842	2,842
Surplus	120,272	120,107
Retained Earnings	92,795	84,635
Accumulated other comprehensive income (loss), net of taxes	(66,459)	(68,196)
Treasury stock, at cost; 38,000 and 40,683 shares at June 30,
2023 and December 31, 2022, respectively	(1,279)	(1,250)
TOTAL STOCKHOLDERS' EQUITY	148,171	138,138

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,493,909	$ 2,287,334

* Commencing on January 1, 2023 the allowance calculation is based on the current expected credit loss methodology. Prior to
January 1, 2023, the calculation was based on the incurred loss methodology.

ORANGE COUNTY BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
INTEREST INCOME
Interest and fees on loans	$ 23,879	$ 15,200	$ 45,716	$ 30,206
Interest on investment securities:
Taxable	3,348	2,249	6,420	3,887
Tax exempt	560	553	1,157	1,034
Interest on Federal funds sold and other	1,953	482	2,811	627

TOTAL INTEREST INCOME	29,740	18,484	56,104	35,754

INTEREST EXPENSE
Savings and NOW accounts	3,145	651	5,575	1,221
Time deposits	1,479	51	1,939	139
FHLB advances	2,283	-	4,388	-
Note payable	-	42	-	84
Subordinated notes	231	231	461	462
TOTAL INTEREST EXPENSE	7,138	975	12,363	1,906

NET INTEREST INCOME	22,602	17,509	43,741	33,848

Provision for credit losses *	214	5,510	6,569	6,433
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	22,388	11,999	37,172	27,415

NONINTEREST INCOME
Service charges on deposit accounts	205	161	378	329
Trust income	1,265	1,223	2,441	2,393
Investment advisory income	1,289	1,099	2,486	2,300
Investment securities gains(losses)	-	-	107	-
Earnings on bank owned life insurance	244	236	482	469
Other	283	258	562	491
TOTAL NONINTEREST INCOME	3,286	2,977	6,456	5,982

NONINTEREST EXPENSE
Salaries	6,217	5,499	12,471	10,768
Employee benefits	1,740	1,374	3,607	2,775
Occupancy expense	1,180	1,105	2,434	2,328
Professional fees	1,666	1,240	2,713	2,119
Directors' fees and expenses	157	160	387	505
Computer software expense	1,258	1,238	2,481	2,353
FDIC assessment	230	313	560	622
Advertising expenses	434	564	710	755
Advisor expenses related to trust income	30	20	59	158
Telephone expenses	182	138	350	313
Intangible amortization	71	71	143	143
Other	1,282	744	2,560	1,448
TOTAL NONINTEREST EXPENSE	14,447	12,466	28,475	24,287

Income before income taxes	11,227	2,510	15,153	9,110

Provision for income taxes	2,141	400	2,837	1,670
NET INCOME	$ 9,086	$ 2,110	$ 12,316	$ 7,440

Basic and diluted earnings per share	$ 1.61	$ 0.38	$ 2.19	$ 1.32

Weighted average shares outstanding	5,629,030	5,618,296	5,627,354	5,618,232

* Commencing on January 1, 2023 the allowance calculation, including the related provision, is based on the current expected credit loss methodology. Prior to
January 1, 2023, the calculation was based on the incurred loss methodology.

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Three Months Ended June 30,
	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,689,054	$ 23,871	5.67%	$ 1,382,733	$ 14,964	4.34%
PPP Loans	1,619	8	1.97%	9,847	236	9.61%
Investment securities	515,852	3,542	2.75%	518,192	2,758	2.13%
Due from banks	161,611	1,953	4.85%	320,303	482	0.60%
Other	11,867	366	12.37%	3,057	44	5.77%
Total interest earning assets	2,380,002	29,740	5.01%	2,234,132	18,484	3.32%
Non-interest earning assets	94,298			92,336
Total assets	$ 2,474,300			$ 2,326,468

Liabilities and equity:
Interest-bearing demand accounts	$ 354,372	$ 301	0.34%	$ 366,455	$ 96	0.11%
Money market accounts	630,559	2,247	1.43%	705,486	469	0.27%
Savings accounts	254,335	597	0.94%	229,915	86	0.15%
Certificates of deposit	170,442	1,479	3.48%	74,371	51	0.28%
Total interest-bearing deposits	1,409,709	4,625	1.32%	1,376,227	702	0.20%
FHLB Advances and other borrowings	175,220	2,283	5.23%	3	0	1.60%
Note payable	-	-	0.00%	3,000	42	5.62%
Subordinated notes	19,472	231	4.75%	19,402	231	4.78%
Total interest bearing liabilities	1,604,401	7,138	1.78%	1,398,632	975	0.28%
Non-interest bearing demand accounts	700,923			751,511
Other non-interest bearing liabilities	20,590			19,332
Total liabilities	2,325,913			2,169,475
Total shareholders' equity	148,387			156,993
Total liabilities and shareholders' equity	$ 2,474,300			$ 2,326,468

Net interest income		$ 22,602			$ 17,509
Interest rate spread [1]			3.23%			3.04%
Net interest margin [2]			3.81%			3.14%
Average interest earning assets to interest-bearing liabilities	148.3%			159.7%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(UNAUDITED)
(Dollar Amounts in thousands)

	Six Months Ended June 30,
	2023			2022
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Loans Receivable (net of PPP)	$ 1,654,339	$ 45,696	5.57%	$ 1,324,604	$ 29,365	4.47%
PPP Loans	1,666	20	2.41%	16,520	841	10.27%
Investment securities	523,266	7,109	2.74%	496,725	4,845	1.97%
Due from banks	132,019	2,811	4.29%	351,394	627	0.36%
Other	11,760	468	8.03%	2,740	76	5.59%
Total interest earning assets	2,323,050	56,104	4.87%	2,191,983	35,754	3.29%
Non-interest earning assets	94,937			89,017
Total assets	$ 2,417,987			$ 2,281,000

Liabilities and equity:
Interest-bearing demand accounts	$ 337,890	$ 543	0.32%	$ 361,804	$ 183	0.10%
Money market accounts	618,332	3,920	1.28%	677,607	880	0.26%
Savings accounts	256,143	1,112	0.88%	220,453	158	0.14%
Certificates of deposit	133,203	1,939	2.94%	77,195	139	0.36%
Total interest-bearing deposits	1,345,568	7,514	1.13%	1,337,059	1,360	0.21%
FHLB Advances and other borrowings	176,569	4,388	5.01%	1	0	0.40%
Note payable	-	-	0.00%	3,000	84	5.65%
Subordinated notes	19,463	461	4.78%	19,392	462	4.80%
Total interest bearing liabilities	1,541,600	12,363	1.62%	1,359,452	1,906	0.28%
Non-interest bearing demand accounts	707,284			732,615
Other non-interest bearing liabilities	22,840			20,696
Total liabilities	2,271,724			2,112,763
Total shareholders' equity	146,263			168,237
Total liabilities and shareholders' equity	$ 2,417,987			$ 2,281,000

Net interest income		$ 43,741			$ 33,848
Interest rate spread [1]			3.25%			3.01%
Net interest margin [2]			3.80%			3.11%
Average interest earning assets to interest-bearing liabilities	150.7%			161.2%

Notes:
[1] The Interest rate spread is the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
[2] Net interest margin is the annualized net interest income divided by average interest-earning assets

ORANGE COUNTY BANCORP, INC.
SELECTED RATIOS AND OTHER DATA
(UNAUDITED)

	Three Months Ended June 30, (1)		Six Months Ended June 30,
	2023	2022	2023	2022
Performance Ratios:
Return on average assets (1)	1.47%	0.36%	1.02%	0.65%
Return on average equity (1)	24.49%	5.38%	16.84%	8.84%
Interest rate spread (2)	3.23%	3.04%	3.25%	3.01%
Net interest margin (3)	3.81%	3.14%	3.80%	3.11%
Dividend payout ratio (4)	14.25%	53.25%	21.02%	30.21%
Non-interest income to average total assets	0.53%	0.51%	0.53%	0.26%
Non-interest expenses to average total assets	2.34%	2.14%	2.36%	2.13%
Average interest-earning assets to average interest-bearing liabilities	148.34%	159.74%	150.69%	161.24%

	At	At
	June 30, 2023	December 31, 2022
Asset Quality Ratios:
Non-performing assets to total assets	0.22%	0.37%
Non-performing loans to total loans	0.32%	0.54%
Allowance for credit losses to non-performing loans	460.06%	258.34%
Allowance for credit losses to total loans	1.45%	1.39%

Capital Ratios (5):
Total capital (to risk-weighted assets)	13.47%	13.95%
Tier 1 capital (to risk-weighted assets)	12.22%	12.70%
Common equity tier 1 capital (to risk-weighted assets)	12.22%	12.70%
Tier 1 capital (to average assets)	8.86%	9.09%

Notes:
(1)	Annualized for the six month periods ended June 30, 2023 and 2022, respectively.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the periods.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the periods.
(4)	The dividend payout ratio represents dividends paid per share divided by net income per share.
(5) Ratios are for the Bank only.

ORANGE COUNTY BANCORP, INC.
SELECTED OPERATING DATA
(UNAUDITED)
(Dollar Amounts in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest income	$ 29,740	$ 18,484	$ 56,104	$ 35,754
Interest expense	7,138	975	12,363	1,906
Net interest income	22,602	17,509	43,741	33,848
Provision for credit losses	214	5,510	6,569	6,433
Net interest income after provision for credit losses	22,388	11,999	37,172	27,415
Noninterest income	3,286	2,977	6,456	5,982
Noninterest expenses	14,447	12,466	28,475	24,287
Income before income taxes	11,227	2,510	15,153	9,110
Provision for income taxes	2,141	400	2,837	1,670
Net income	$ 9,086	$ 2,110	$ 12,316	$ 7,440

Basic and diluted earnings per share	$ 1.61	$ 0.38	$ 2.19	$ 1.32
Weighted average common shares outstanding	5,629,030	5,618,296	5,627,354	5,618,232

	At	At
	June 30, 2023	June 30, 2022
Book value per share	$ 26.25	$ 25.86
Net tangible book value per share (1)	$ 25.08	$ 24.63
Outstanding common shares	5,645,304	5,635,519

Notes:
(1)      Net tangible book value represents the amount of total tangible assets reduced by our total liabilities. Tangible assets are calculated by reducing total assets, as defined by GAAP, by $5,359 in goodwill and $1,249, and $1,535 in other intangible assets for June 30, 2023 and June 30, 2022, respectively.

ORANGE COUNTY BANCORP, INC.
LOAN COMPOSITION
(UNAUDITED)
(Dollar Amounts in thousands)
	At June 30, 2023		At December 31, 2022
	Amount	Percent	Amount	Percent
Commercial and industrial (a)	$ 257,515	15.03%	$ 258,901	16.50%
Commercial real estate	1,213,113	70.81%	1,098,054	69.97%
Commercial real estate construction	116,919	6.82%	109,570	6.98%
Residential real estate	83,295	4.86%	74,277	4.73%
Home equity	12,049	0.70%	12,329	0.79%
Consumer	30,222	1.76%	16,299	1.04%
Total loans	1,713,113	100.00%	1,569,430	100.00%
Allowance for loan losses	24,848		21,832
Total loans, net	$ 1,688,265		$ 1,547,598

(a) - Includes PPP loans of:	$ 1,535		$ 1,717

ORANGE COUNTY BANCORP, INC.
DEPOSITS BY ACCOUNT TYPE
(UNAUDITED)
(Dollar Amounts in thousands)
	At June 30, 2023			At December 31, 2022
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
Noninterest-bearing demand accounts	$ 715,630	33.47%	0.00%	$ 723,228	36.63%	0.00%
Interest bearing demand accounts	357,494	16.72%	0.39%	284,747	14.42%	0.31%
Money market accounts	647,073	30.26%	1.48%	615,149	31.16%	0.97%
Savings accounts	258,462	12.09%	0.95%	258,230	13.08%	0.72%
Certificates of Deposit	159,579	7.46%	3.79%	93,033	4.71%	1.74%
Total	$ 2,138,238	100.00%	0.91%	$ 1,974,387	100.00%	0.52%

ORANGE COUNTY BANCORP, INC.
NON-PERFORMING ASSETS
(UNAUDITED)
(Dollar Amounts in thousands)

	June 30, 2023	December 31, 2022

Non-accrual loans:
Commercial and industrial	$ 641	$ 1,003
Commercial real estate	3,487	3,882
Commercial real estate construction	-	-
Residential real estate	1,184	1,188
Home equity	47	51
Consumer	-	-
Total non-accrual loans	5,359	6,124
Accruing loans 90 days or more past due:
Commercial and industrial	-	1,850
Commercial real estate	-	-
Commercial real estate construction	-	-
Residential real estate	-	-
Home equity	-	-
Consumer	42	477
Total loans 90 days or more past due	42	2,327
Total non-performing loans	5,401	8,451
Other real estate owned	-	-
Other non-performing assets	-	-
Total non-performing assets	$ 5,401	$ 8,451

Ratios:
Total non-performing loans to total loans	0.32%	0.54%
Total non-performing loans to total assets	0.22%	0.37%
Total non-performing assets to total assets	0.22%	0.37%

Notes:
1 - Includes non-accruing TDRs:	$ 3,183	$ 3,278